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                                                                    Exhibit (21)

                                STEPAN COMPANY
                          SUBSIDIARIES OF REGISTRANT



   Subsidiary                          Organized under the Laws of:
   ----------                          ----------------------------

   Stepan Europe S.A.                         France
   Stepan Canada, Inc.                        Canada
   Stepan Mexico, S.A. de C.V.                Mexico
   Stepan Deutschland GmbH                    Germany
   Stepan Colombiana de Quimicos              Colombia
   Stepan Quimica Ltda.                       Brazil